Exhibit (23)(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 33-15253 on Form N-1A of our report dated February 26, 2008, relating to the financial statements and financial highlights of Seligman Portfolios, Inc., including the Seligman Global Technology Portfolio, Seligman Smaller-Cap Value Portfolio, Seligman Communications and Information Portfolio and Seligman Capital Portfolio and our report dated February 27, 2008, relating to the financial statements and financial highlights of Seligman Portfolios, Inc., including Seligman Cash Management Portfolio, Seligman Common Stock Portfolio, Seligman International Growth Portfolio, Seligman Investment Grade Fixed Income Portfolio and Seligman Large-Cap Value Portfolio, appearing in the Annual Report on Form N-CSR of Seligman Portfolios, Inc. for the year ended December 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” and “General Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

Deloitte & Touche LLP

New York, New York
April 28, 2008